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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.


Date of Report            November 30, 1995
               -----------------------------------------

                   OCEANIC EXPLORATION COMPANY
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


      Delaware                  0-6540             84-0591071
----------------------       -----------       ----------------
(State or other juris-       (Commission       (I.R.S. Employer
diction of Incorporation     File Number)     Identification No.)


  5000 South Quebec Street, Suite 450, Denver, Colorado 80237
  -----------------------------------------------------------
            (Address of principal executive offices)

                          (303) 220-8330
                -------------------------------
                (Registrant's telephone number)

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                                   2

Item 5.   Other Events
          ------------

On November 27, 1995, Oceanic Exploration Company ("Oceanic" or the "Registrant") received $810,522 from Denison Mines Ltd. (Denison) representing unpaid revenues on Oceanic's 15% net profits interest in certain oil and gas producing areas offshore Greece. These revenues cover the period from January 1, 1993 through October 31, 1995, and are calculated under the terms of the license agreement as amended in 1993. Denison will also resume monthly revenue payments to Oceanic for its 15% net profits interest as calculated under the amended license agreement.

The payment was in connection with an agreement by Denison to withdraw its counterclaim against the Registrant. Denison was seeking damages of approximately $4,800,000 plus interest and costs alleging that the Registrant was overpaid for the period from January 1, 1989 through December 31, 1993.

The Registrant will continue to pursue its litigation against Denison challenging Denison's position that the calculation of the 15% net profits interest should be based on the amended agreement with the Greek government. The Registrant disagrees with Denison's interpretation and is seeking a declaration by the Court that amounts due the Registrant attributable to its 15% net profits interest be calculated based on the terms of the license agreement before the 1993 amendment.

Pursuant to the Registrant's agreement with NWO Resources, Inc., $200,000 of the revenues received will be used to fund the costs of the litigation with Denison and other operations of the Registrant and the remainder will be used to pay accrued interest and reduce the debt due NWO Resources, Inc.

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                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OCEANIC EXPLORATION COMPANY
                              -----------------------------------
                                                     (Registrant)



Date: November 30, 1995         /s/ Charles N. Haas
      -----------------         ---------------------------------
                                Charles N. Haas            (Name)
                                President                (Office)